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                                  EXHIBIT 10.1

                         FUTURELINK DISTRIBUTION CORP.



                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

                                  By and Among

                         FUTURELINK DISTRIBUTION CORP.

                    FUTURELINK CALIFORNIA ACQUISITION CORP.

                         EXECUTIVE LAN MANAGEMENT, INC.
                              d/b/a Micro Visions

                                      and

                                 HOLMES TRUST,

                     GLEN C. HOLMES AND CHRISTINE M. HOLMES


                            Dated as of June 2, 1999



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                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

         THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (this "Agreement"), is made and entered into as of June 2, 1999, by and among FUTURELINK DISTRIBUTION CORP., a Colorado corporation ("Parent"), FUTURELINK CALIFORNIA ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), EXECUTIVE LAN MANAGEMENT, INC., a California corporation (the "Company"), and HOLMES TRUST, GLEN C. HOLMES AND CHRISTINE M. HOLMES (together, the "Company Shareholder"). Merger Sub and the Company are sometimes collectively referred to herein as the "Constituent Corporations."

         WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is in the best interest of their respective companies and in the best interest of their respective shareholders to consummate the business combination transaction provided for herein in which the Company will, subject to the terms and conditions set forth herein, merge with and into Merger Sub; and

         WHEREAS, for federal income tax purposes, it is intended that the merger will qualify as a tax-free reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

         1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the applicable provisions of the California General Corporation Law (the "CGCL"), at the Effective Time (as defined in Section 1.3 hereof), the Company shall merge with and into Merger Sub (the "Merger"). Merger Sub shall be the surviving company (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

         1.2 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VII hereof or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Brobeck, Phleger & Harrison LLP, 38 Technology Drive, Irvine, California or at such other location as the parties hereto agree.

         1.3 Effective Time. The Merger shall become effective upon the filing of an Agreement of Merger with the Secretary of State of the State of California in such form as is required by, and executed in accordance with the relevant provisions of, the CGCL on the Closing Date (the "Agreement of Merger"). The term "Effective Time" shall be the date and time of the filing of the Agreement of Merger with the Secretary of State of the State of California or such later time as is specified in the Agreement of Merger.

         1.4 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in this Agreement, the Agreement of Merger and the applicable provisions of the CGCL.



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Without limiting the generality of the foregoing, and subject thereto, at the
Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.5 Articles of Incorporation; Bylaws. At the Effective Time, the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law. At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

         1.6 Directors and Officers. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

         1.7 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE II
                   MERGER CONSIDERATION; CONVERSION OF STOCK

         2.1 Definitions. For purposes of this Agreement the following definitions shall apply:

                 (a) "Company Stock" means the common stock, no par value, of the Company.

                 (b)  "Deposit" shall have the meaning set forth in Section 2.8.

                 (c) "Parent Stock" means the common stock, $.0001 par value per share, of Parent.

         2.2 Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of Company Stock:

                 (a) each share of Company Stock outstanding immediately prior to the Effective Time, shall automatically be converted into and become a right to receive a pro rata portion of (i) cash in the amount of $12,000,000 less the Deposit ("Cash Consideration") and less any retention bonuses paid by Parent to key employees of the Company, pursuant to agreement between the parties (ii) 6,000,000 shares of Parent Stock ("Stock Consideration"), (iii) the Additional Consideration as set forth in Section 2.3, and (iii) the Contingent Payments as set forth in Section 2.4 below (the Cash Consideration, Stock Consideration, Additional Consideration and Contingent Payments are collectively referred to as the "Merger Consideration"); and

                 (b) all shares of Company Stock held at the Effective Time as treasury shares or by a subsidiary of the Company shall be cancelled and no payment shall be made with respect thereto.



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                  (c)  each share of capital stock of Merger Sub issued and
outstanding as of the Effective Time shall be unaffected by the Merger and shall represent one share of common stock of the Surviving Corporation after the Merger.

         2.3 Additional Consideration. In the event that the Closing does not occur on or before October 15, 1999, Parent shall, at its option, issue to the holders of Company Stock on October 15, 1999, that number of shares of Parent Stock (the "Additional Consideration") equal to $500,000 divided by the average of the closing prices (or bid prices if no closing prices are reported) of Parent Stock as reported on the NASD OTC Bulletin Board for the ten (10) trading days immediately preceding the Closing plus $500,000 in cash. In the event that Parent exercises this option, the Closing Date shall be extended to a date no later than December 15, 1999 and all obligations under this Agreement shall continue until such date, including, without limitation, Section 6.7.

         2.4 Contingent Payments. Upon satisfaction of the following conditions ("Conditions") during the period from January 1, 1999 to December 31, 1999, Parent shall pay to the holders of Company Stock immediately prior to the Effective Time, the following payments ("Contingent Payments"), which shall be payable (1) on the later of 30 days of the achievement of each such Condition, or (2) the Closing Date;

                  (a) 1,200,000 shares of Parent Stock if the Gross Revenue (as defined below) of the Company and the Surviving Corporation considered together exceeds $18,000,000;

                  (b) 720,000 shares of Parent Stock if the Company and the Surviving Corporation considered together enlist at least 100 new customers; and

                  (c) 480,000 shares of Parent Stock if at least 200 new servers are installed and integrated by the Company and the Surviving Corporation considered together.

         For purposes hereof, "Gross Revenue" shall mean revenue from all sources of business of the Company, including ASP sales onto the Calgary server farm of the Parent, but excluding revenue from passive investments, interest, the sale of assets other than in the ordinary course of business, or taxes or similar fees that are collected on behalf of a governmental authority.

         2.5 Acceleration on Change of Control. In the event of a Change of Control after the Effective Time, which is not approved by Parent's board of directors, all Contingent Payments remaining to be earned shall be accelerated and payable upon the Change of Control. In the event of any other Change of Control after the Effective Time, Parent shall cause the successor or acquiring entity to assume all of Parent's obligations hereunder, including the obligation to pay Contingent Payments when due. For purposes hereof, "Change of Control" shall mean a change in the ownership or control of Parent and/or the Surviving Corporation, or any successor thereto, effected through any of the following transactions: (i) the acquisition, directly or indirectly, by any person or related group of persons, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities possessing more than 50% of the total combined voting power of Parent's outstanding securities through a merger, reorganization, exchange or similar transaction or (ii) the sale, transfer or disposition of all or substantially all of the assets of Parent and/or the Surviving Corporation not including any transfers to affiliated entities.

         2.6 Fractional Shares. Notwithstanding anything herein, with respect to each holder of Company Stock, if the aggregate number of shares of Parent Stock collectively issuable to such a holder for conversion of all of such holder's Company Stock pursuant to Section 2.3 includes a fractional share, such fractional share shall be rounded to the nearest whole number.



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         2.7  Certain Adjustments to Exchange Ratio. With respect to Section 2.2 and 2.3, the number of Parent Stock issued shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Stock), reorganization, recapitalization or other like change with respect to Parent Stock, occurring after the date hereof with respect to Section 2.2 and after October 15, 1999 with respect to Section 2.3, with respect to any portion of the Merger Consideration remaining to be paid at that time.

         2.8 Deposit. Company Shareholder acknowledges receipt, as of the date hereof, of a deposit in the amount of $1,000,000. If the Closing has not occurred on or before July 31, 1999, Parent shall immediately pay to Company Shareholder an additional $500,000, and if the Closing has not occurred on or before August 31, 1999, Parent shall immediately pay to Company Shareholder an additional $500,000. The amounts paid by Parent pursuant to this Section 2.8 are collectively referred to herein as the "Deposit." The Deposit shall be treated in accordance with Section 2.2 or Section 2.8 as applicable.

         2.9 Payment of Merger Consideration. The Merger consideration shall be payable as follows:

                  (a) The Cash Consideration shall be paid at the Closing by wire transfer to an account specified by Company Shareholder;

                  (b) Parent shall deliver to Company Shareholder at the Closing a stock certificate representing the Stock Consideration; and

                  (c) Delivery of stock certificates representing the Contingent Payments shall be made in accordance with Section 2.4 above.

         2.10 Transfer Restrictions; Legends. The shares of Parent Stock issued in the Merger shall not be transferable in the absence of an effective registration statement under the Securities Act of 1933 as amended (the "Securities Act") or an exemption therefrom. In the absence of an effective registration statement under the Securities Act, neither such shares of Parent Stock nor any interest therein shall be sold, transferred, assigned or otherwise disposed of, unless Parent shall have previously received an opinion of counsel knowledgeable in Federal securities law, in form and substance reasonably satisfactory to Parent, to the effect that registration under the Securities Act is not required in connection with such disposition.

         The certificate or certificates representing the shares of Parent Stock issued in the Merger shall bear the following legend restricting the transfer thereof, in addition to any other legend required by applicable law:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."



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                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                           AND THE COMPANY SHAREHOLDER

         Except as disclosed in the disclosure schedule attached hereto (the "Company Disclosure Schedule"), the Company and the Company Shareholder represents and warrants to Parent and Merger Sub as follows:

         3.1 Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted, and is qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such qualification necessary, except where the failure to be so licensed or qualified would not individually or in the aggregate have a Material Adverse Effect (as defined below). For purposes of this Agreement, an action, event or occurrence has a "Material Adverse Effect" if it has, or could reasonably be expected to have, a material adverse effect on the assets, liabilities, business, financial condition or results of operations of the Company or Parent (including its subsidiaries), as the case may be; any item susceptible of measurement in monetary terms which does not exceed the amount of $500,000 shall not be considered a Material Adverse Effect.

         3.2  Capitalization.

                  (a) The authorized capital stock of the Company consists of 1000 shares of Company Stock, of which 100 shares are issued and outstanding as of the date hereof. All of the issued and outstanding shares of Company Stock were duly authorized and validly issued and are fully paid and nonassessable. The Company Shareholder is the owner of all of the Company Stock outstanding, free and clear of any liens or encumbrances, preemptive rights or rights of first refusal. None of the outstanding shares of Company Stock were issued in violation of any applicable federal or state securities law. No subscriptions, options or other rights to purchase or otherwise receive any shares of Company Stock or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Stock or any other equity security of the Company are outstanding as of the date hereof.

                  (b) The Company does not presently own or control, directly or indirectly, and has no stock or other interest as owner or principal in, any other corporation, partnership, limited liability company, joint venture, business, trust, association or other business venture or entity.

         3.3  Authority; No Violation.

                  (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The Board of Directors of the Company has unanimously approved this Agreement and the Merger and all transactions contemplated thereby. The Company Shareholder, being the holder of all outstanding Company Stock, has approved this Agreement, the Merger and the transactions contemplated hereby. No other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated thereby. This Agreement and all other agreements and documents to be entered into in connection herewith have been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and Merger Sub) constitute valid and binding obligations of the Company, enforceable against the Company, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. The Company Shareholder represents that this Agreement and all other agreements and documents to be entered into in connection herewith have been duly and validly executed and delivered by the Company Shareholder and (assuming due authorization, execution and delivery by Parent and Merger Sub) constitute valid and binding obligations of the Company Shareholder, enforceable against the Company Shareholder, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (b) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will, assuming the consents and approvals referred to in Section 3.4 are obtained, (i) violate any provision of the Articles of Incorporation or Bylaws of the Company, (ii) violate any material statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its properties or assets or (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company is a party, or by which the Company or any of its properties or assets may be bound or affected.

                  (c) Neither the execution and delivery of this Agreement by the Company Shareholder, nor the consummation by the Company Shareholder of the transactions contemplated hereby, nor compliance by the Company Shareholder with any of the terms or provisions hereof, will, assuming that the consents and approvals referred to in Section 3.4 hereof are obtained, (i) violate any material statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company Shareholder or any of its properties or assets or (ii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon the properties or assets of any of the Company Shareholder under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which any of the Company Shareholder is a party, or by which the Company Shareholder or their respective properties or assets may be bound or affected.

         3.4 Consents and Approvals. Except for (a) the filing of Agreement of Merger with the Secretary of State of the State of California and (b) such filings, authorizations or approvals as may be set forth in Section 3.4 of the Company Disclosure Schedule, no consents, approvals, orders or authorizations of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary with respect to the Company or any of the Company Shareholder in connection with (1) the execution and delivery of this Agreement and (2) the consummation of the Merger and the other transactions contemplated hereby, except for those which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

         3.5 Financial Statements. The Company has heretofore delivered to Parent true and correct copies of (a) an unaudited balance sheet of the Company at December 31, 1997, together with related unaudited statements of operations, shareholders' equity and cash flows for the fiscal year then



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ended and (b) an unaudited balance sheet of the Company at December 31, 1998
(the "Reference Balance Sheet Date"), together with related unaudited statements of operations, shareholders' equity and cash flows for the fiscal year then ended (collectively, the "Financial Statements"). Such Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") (except that the unaudited Financial Statements do not contain all footnotes required by GAAP and are subject to normal year-end audit adjustments that in the aggregate, will not be material) applied on a basis consistent throughout the periods indicated and with each other. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods indicated therein, subject to normal year-end audit adjustments. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         3.6 Absence of Undisclosed Liabilities. The Company has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those disclosed or reserved against in its unaudited balance sheet as of December 31, 1998 (the "Reference Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Reference Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since the Reference Balance Sheet Date and consistent with past practice, and (iv) those incurred in connection with the execution of this Agreement not exceeding $20,000.

         3.7 Absence of Certain Changes. Since the Reference Balance Sheet Date, the Company has conducted its business in the ordinary course consistent with past practice, and except for transactions contemplated or authorized hereby, there has not occurred (i) any purchase or other acquisition of, sale, lease, disposition, or other transfer of, or mortgage, pledge or subjection to any material encumbrance or lien on, any material asset, tangible or intangible, of the Company, other than in the ordinary course of business; (ii) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Company Stock, or any split-up or other recapitalization in respect of Company Stock, or any direct or indirect redemption, purchase or other acquisition by the Company of any shares of Company Stock; (iii) any material contract entered into by the Company, other than in the ordinary course of business and as provided to Parent, or any termination of, or default under, any material contract to which the Company is a party or by which it is bound; (iv) any amendment or change to the Articles of Incorporation or Bylaws of the Company; (v) any increase in or modification of the compensation or benefits payable or to become payable by the Company to any of its directors or employees, except ordinary increases or bonuses payable in the ordinary course; (vi) any issuance, transfer, sale or pledge by the Company of any shares of Company Stock or other securities or of any commitment, option, right or privilege under which the Company is or may become obligated to issue any shares of Company Stock or other securities; (vii) any indebtedness for borrowed money incurred by the Company, except such as may have been incurred or entered into in the ordinary course of business not exceeding $50,000; (viii) any loan made or agreed to be made by the Company, nor has the Company become liable or agreed to become liable as a guarantor with respect to any loan; (ix) any loans to employees, stockholders, directors or officers, (x) any waiver or compromise by the Company of any right or rights or any payment, direct or indirect, of any material debt, liability or other obligation, other than in the ordinary course of business; (xi) any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets, other than in the ordinary course of business; (xii) any actual or, to the knowledge of the Company, threatened termination or loss of (a) any material contract, lease, license or other agreement to which the Company was or is a party, (b) any certificate, license or other authorization required for the continued operation by the Company of any portion of any of its business, or (c) termination or loss of any customer or other revenue source, which termination or loss could reasonably be expected to result in loss of revenues to the Company in excess of $100,000 per year; (xiii) any resignation of employment of any key officer or employee of the Company; (xiv) any negotiation or agreement by the Company to do any of the things described in the preceding clauses (i) through (xii) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement); or (xv) to the Company's knowledge, any other event or circumstance that will have or could reasonably be expected to have a Material Adverse Effect on the Company.

         3.8 Legal Proceedings. There are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or its properties, assets or business in which an unfavorable outcome, ruling or finding would have a Material Adverse Effect, and neither the Company nor the Company Shareholder is aware of any facts which might result in or form the basis for any such action, suit or other proceeding or which would challenge the validity or propriety of the transactions contemplated by this Agreement. The Company is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality which would have a Material Adverse Effect.

         3.9 Governmental Authorization; Compliance with Laws. The Company has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity that is required for the operation of the Company's business (the "Company Authorizations"), and all of such Company Authorizations are in full force and effect, except where the failure to obtain or have any such Company Authorizations could not reasonably be expected to have a Material Adverse Effect on the Company. To the Company's knowledge, the Company is in material compliance with all applicable laws, statutes, orders, rules and regulations of any Governmental Entity relating to the Company except where the failure to do so would not have a Material Adverse Effect.

         3.10 Title and Condition of Personal Property. The Company has marketable title to all of its personal property owned by it, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character or claims thereto, except (i) the lien of current taxes not yet due and payable,
(ii) such imperfections of title, liens and easements as do not and would not reasonably be expected to have a Material Adverse Effect on the Company and
(iii) liens securing debt which is reflected on the Reference Balance Sheet and listed on the Company Schedules. The property and equipment of the Company that are used in the operations of its business are in all material respects in good operating condition and repair.

         3.11 Real and Leased Property. The Company does not own any fee simple interest in real property. Section 3.11 of the Company Disclosure Schedule sets forth a list of all real property leased or subleased by the Company (the "Leased Property"). The Company has previously delivered to Parent a true and complete copy of all of the lease and sublease agreements, as amended to date (the "Leases") relating to the Leased Property. The Leases are valid, binding and in full force and effect, all rent and other sums and charges payable thereunder are current, no notice of default or termination under any of the Leases is outstanding, no termination event or condition or uncured default on the part of the Company exists under the Leases, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition.

         3.12 Intellectual Property. The Company owns or licenses from another person all inventions, patents, patent rights, computer software, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and copyrights (collectively, the "Intellectual Property") necessary for its business as presently conducted without any conflict with or infringement of the valid rights of others and the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company, and the Company has not received any notice of infringement upon or conflict with the asserted rights of others. Section 3.12 of the Company Disclosure Schedule contains a complete list of all such patents, patent rights, registered trademarks, registered service marks, registered copyrights, all agreements related to the foregoing, and all agreements pursuant to which the Company licenses Intellectual Property from or to a third party (excluding "shrink wrap" license agreements relating solely to off the shelf software which is not material to the Company's business). All Intellectual Property owned by the Company is owned free and clear of all liens, adverse claims, encumbrances, or restrictions, except for restrictions contained in the terms of the licenses listed in Section 3.12 of the Company Disclosure Schedule. All Intellectual Property licensed by the Company is the subject of a license agreement which is legal, valid, binding and enforceable and in full force and effect. The consummation of the transactions contemplated hereby will not result in the termination or impairment of the Company's ownership of, or right to use, any Intellectual Property. The Company has a valuable body of trade secrets, including know-how, concepts, business plans, and other technical data (the "Proprietary Information") relating to its business. The Company has the right to use the Proprietary Information free and clear of any rights, liens, encumbrances or claims of others. The Company is not aware, after reasonable investigation, that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business.

         3.13 Taxes.

                  (a) The Company has duly and timely filed (including applicable extensions granted without penalty) all material Tax Returns (as hereinafter defined) required to be filed at or prior to the Effective Time, and such Tax Returns are true and correct in all material respects, and the Company has paid in full or made adequate provision in the financial statements of the Company (in accordance with GAAP) for all material Taxes (as hereinafter defined) shown to be due on such Tax Returns except where failure to do so would not have a Material Adverse Effect. As of the date hereof (i) the Company has not requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, (ii) no claim for Taxes has become a lien against the property of the Company or is being asserted against the Company other than liens for Taxes not yet due and payable, (iii) no audit of any Tax Return of the Company is being conducted by a Tax authority, (iv) no extension of the statute of limitations on the assessment of any Taxes has been granted to the Company and is currently in effect, and (v) there is no agreement, contract or arrangement to which the Company is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G, 162 or 404 of the Code. The Company has not been nor will it be required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

                  (b) For the purposes of this Agreement, "Tax" or "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto. For purposes of this Agreement, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

         3.14 Environmental Matters.

                  (a) The following terms shall be defined as follows:

                    (i) "Environmental and Safety Laws" shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

                    (ii) "Facilities" shall mean all buildings and improvements located on any real property leased or subleased by the Company.

                (b) (i) the Company has received no notice (oral or written) of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws; (ii) no notices, administrative actions or suits are pending or, to the Company's knowledge, threatened relating to a violation of any Environmental and Safety Laws; (iii) the Company has not been notified that the Company is a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act, or state analog statute, arising out of events occurring prior to the Closing Date; (iv) to the Company's knowledge, the Company's uses of and activities within the Facilities have at all times complied with all Environmental and Safety Laws; and (v) the Company has all the permits and licenses required by Environmental and Safety Laws to be issued and are in full compliance with the terms and conditions of those permits.

         3.15 Major Customers. Section 3.15 of the Company Disclosure Schedule sets forth a list of the top thirty customers (by revenue generated from such customer) of the Company for the fiscal year ended December 31, 1998. There has been no termination or cancellation of any relationship between the Company and such customers.

         3.16 Employment Agreements. Section 3.16 of the Company Disclosure Schedule contains the names, job descriptions and annual salary rates and other compensation of all officers, directors, employees and consultants of the Company whose annual compensation by the Company exceeds $75,000. A list of all employee policies, employee manuals or other written statements of rules or policies as to working conditions, vacation and sick leave, and a complete copy of each has been made available to Parent. There are no employment, consulting, severance or indemnification arrangements, agreements or understandings between the Company and any officer, director, consultant or employee including, without limitation, any contracts to employ executive officers, any severance, change in control or similar arrangements with any officers, employees or agents of the Company that will result in any obligation (absolute or contingent) of the Company to make any payment to any officer, employee or agent of the Company following either the consummation of the transactions contemplated hereby, termination of employment, or both.

         3.17 Employee Benefit Plans. The Company has no employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) except as listed in Section 3.17 of the Company Disclosure Schedule.

         3.18 Labor Matters. (i) the Company is not a party to or otherwise bound by any collective bargaining agreement or other labor union contract and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company; (ii) to the Company's knowledge, there are no controversies, strikes, slowdowns, work stoppages or labor disturbances pending or threatened between the Company and any of its employees; (iii) there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board or any other Governmental Entity or any current union representation questions involving employees of the Company; (iv) the Company is currently in material compliance with all applicable laws relating to the employment of labor, (v) to the Company's knowledge, there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to the Company; and (vi) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Entity in any jurisdiction in which the Company has employed or currently employs any person.

         3.19 Contracts and Commitments. Section 3.19 of the Company Disclosure Schedule contains a complete and accurate list of all contracts and agreements (including, without limitation, oral and informal arrangements) of the following categories to which the Company is a party or by which it is bound as of the date of this Agreement (the "Material Contracts").

                  (a) material manufacturing, distribution, franchise, license, sales, agency or advertising contracts;

                  (b) contracts involving payments to or by the Company in excess of $50,000 per year which are not cancelable (without material penalty, cost or other liability) within ninety (90) days, other than purchase orders made in the ordinary course of business consistent with past practice;

                  (c) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments proving for the lending of money, whether as borrower, lender or guarantor, in excess of $50,000;

                  (d) contracts (other than Leases) containing covenants limiting the freedom of the Company to engage in any line of business or compete with any person or operate at any location;

                  (e) joint venture or partnership agreements or joint development or similar agreements;

                  (f) agreements, contracts or other arrangements with any current or former officer, director or employee of the Company or any affiliate of the Company;

                  (g) leases or similar agreements with any person under which
(i) the Company is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (ii) the Company is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by the Company, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $50,000 and is not terminable by the Company by notice of not more than sixty (60) days for a cost of less than $10,000;

                  (h) material license, option or other agreements relating in whole or in part to the Intellectual Property other than as described in Section
3.12 of the Company Disclosure Schedule;

                  (i) contracts or other instruments under which (i) any person has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or (ii) the Company has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

                  (j) contracts or other instruments under which the Company has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person involving aggregate payments in excess of $50,000;

                  (k) mortgages, pledges, security agreements, deeds of trust or other instruments granting a lien or other encumbrance upon any property of the Company;

                  (l) agreements or instruments involving aggregate payments in excess of $50,000 providing for indemnification of any person with respect to liabilities relating to any current or former business of the Company, or any predecessor entity;

                  (m) contracts for the acquisition, sale or lease of any assets or capital stock or other ownership interests outside the ordinary course of business or involving aggregate payments in excess of $50,000 or to effect any merger of the Company; and

                  (n) any exclusive retainer agreement or arrangement with attorneys, accountants, actuaries, appraisers, investment bankers or other professional advisors.

         3.20 Absence of Breaches or Defaults. The Company is not and, to the knowledge of the Company, no other party is, in default under, or in breach or violation of, any Material Contract and, to the knowledge of the Company, no event has occurred which, with the giving of notice or passage of time or both would constitute a default under any Material Contact, except for defaults, breaches, violations or events which, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Each Material Contract is valid, binding and enforceable (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law)) and is in full force and effect, and assuming all consents required by the terms thereof or applicable law have been obtained, such Material Contracts will continue to be valid, binding and enforceable and in full force and effect immediately following the consummation of the transactions contemplated hereby, in each case except where the failure to be valid, binding, enforceable and in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the holder of any indebtedness for borrowed money affecting the Company (except for the execution or consummation of this Agreement) to accelerate, or which does accelerate, the maturity of any indebtedness affecting the Company.

         3.21 Insurance. Section 3.21 of the Company Disclosure Schedule sets forth a true and complete list of all insurance policies providing insurance coverage of any nature to the Company. Such policies are sufficient for compliance by the Company with all requirements of law and all material agreements to which the Company is a party or by which any of its assets are bound. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and the Company has complied with all material terms and conditions of such policies, including premium payments. None of the insurance carriers has indicated to the Company an intention to cancel any such policy. The Company does not have any claim pending against any of the insurance carriers under any of such policies.

         3.22 Brokers. Neither the Company nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

         3.23 Minute Books. The minute books of the Company made available to Parent contain a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of the Company through the date of this Agreement, and reflect all transactions referred to in such minutes accurately.

         3.24 Representations Complete. None of the representations or warranties made by the Company or the Company Shareholder herein or in any Schedule hereto, including the Company Disclosure Schedule, or certificate furnished by the Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

         3.25 Potential Conflicts of Interest. No officer, director or stockholder of Company, and no person directly or indirectly controlling or controlled by, or under the direct or indirect control of, any of the foregoing persons:

                  (a) owns, directly or indirectly, any interest in, or is an officer, director, employee or consultant of, any person which is a competitor, lessor, lessee, customer or supplier of the Company;

                  (b) holds a beneficial interest in any contract or other agreement to which Company is a party or by which it is obligated or bound or to which any of the Assets may be subject;

                  (c) owns, directly or indirectly, in whole or in part, any tangible or intangible property (including, without limitation, any Intellectual Property) which Company is using or the use of which is necessary for the business of the Company; or

                  (d) has any cause of action or other claim whatsoever against Company.

         All purchases and sales or other transactions, if any, between Company and any such persons have been made on the basis of prevailing market rates and all such transactions have been made on terms no less favorable to Company than those which would have been available from unrelated third parties.

         3.26 Condition of Assets. The Company assets are in good operating condition and repair, reasonable wear and tear expected, and are, in the case of software, Year 2000 compliant.

         3.27 Customs. Company has acted with reasonable case to properly value and classify, in accordance with applicable tariff laws, rules and regulations, all goods that Company or any of its subsidiaries import into the United States or into any other country (the "Imported Goods"). To Company's knowledge, there are currently no material claims pending against Company by the U.S. Customs Service (or other foreign customs authorities) relating to the valuation, classification or marketing of the Imported Goods.

         3.28 Insolvency. None of Company or Company Shareholder are insolvent, have committed an act of bankruptcy, proposed a compromise or arrangement of their creditors generally, had any petition or receiving order in bankruptcy filed against them, taken any proceedings with respect to a compromise or arrangement or to have a receiver appointed over any part of their assets, had an encumbrancer take possession of any property, nor had an execution or distress become enforceable or levied upon any of their property.

         3.29 Qualification. No officer or director of Company is subject to any of the disqualification provisions of Rule 505(b)(iii) under the Securities Act of 1933.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

         Except as set forth in the disclosure schedule attached hereto (the "Parent Disclosure Schedule"), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

         4.1 Corporate Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws the State of Colorado and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent and Merger Sub have the corporate power and authority to own or lease their respective properties and assets and to carry on their respective businesses as they are now being conducted, and are duly qualified to do business in each jurisdiction in which the nature of the business conducted by them or the character or location of the properties and assets owned or leased by them makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect.

         4.2  Authority; No Violation.

                  (a) Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Board of Directors of Parent has (i) approved this Agreement and the Merger and all transactions contemplated hereby, (ii) determined that the Merger is in the best interests of the shareholders of Parent and is on terms that are fair to such shareholders and (iii) determined that this Agreement is advisable and recommended that the shareholders of Parent approve this Agreement and consummation of the Merger. The Board of Directors and the shareholder of Merger Sub have approved this Agreement and the Merger and all transactions contemplated hereby. Except for such approvals of Parent's shareholders as may be required by law or Parent's Articles of Incorporation, no other corporate proceedings on the part of Parent or Merger Sub are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other agreements and documents to be entered into in connection herewith have been duly and validly executed and delivered by Parent and Merger Sub and (assuming due authorization, execution and delivery by the Company and the Company Shareholder) constitute valid and binding obligations of Parent and Merger Sub, enforceable against each of them, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (b) Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent and Merger Sub of the transactions contemplated hereby, nor compliance by Parent and Merger Sub with any of the terms or provisions hereof, will, assuming that the consents and approvals referred to in Section 4.5 hereof are duly obtained, (i) violate any provision of the Articles of Incorporation or Bylaws of Parent or Merger Sub,
(ii) violate any material statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or Merger Sub or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in any increase in the number of shares issuable upon exercise or conversion of any outstanding security exercisable for or convertible into Parent's capital stock or the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Parent or Merger Sub under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or Merger Sub is a party, or by which either of them or any of their respective properties or assets may be bound or affected.

         4.3  Capitalization of Parent and Merger Sub.

                  (a) As of the date of this Agreement, the authorized capital stock of Parent consists solely of (i) 100,000,000 shares of Parent Stock, of which (A) 5,886,661 shares are issued and outstanding, (B) no shares are issued and held in treasury (which does not include the shares reserved for issuance set forth in clause (C) below) and no shares are held by Subsidiaries of Parent, and (C) all convertible debt shares, warrants, options and convertible equity shares are set out on Schedule 4.21 of the Parent Disclosure Schedules and (ii) 5,000,000 shares of preferred stock, no par value per share, none of which are issued and outstanding. Each outstanding share of Parent Stock is, and all shares of Parent Stock to be issued in connection with the Merger will be, duly authorized and validly issued, fully paid and nonassessable, and each outstanding share of Parent Stock has not been, and all shares of Parent Stock to be issued in connection with the Merger will not be, issued in violation of any preemptive or similar rights or any applicable securities laws. As of the date hereof, except as set out in Section 4.21 of Parent Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls, commitments, agreements, or obligations of any character calling for the purchase, redemption or issuance by Parent of any equity securities of Parent, nor are there outstanding any securities which are convertible into or exchangeable for any shares of Parent Stock and neither Parent nor any Subsidiary (as defined in Section 4.4) has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of Parent or its predecessors. Parent has no agreement, arrangement or understanding to register any securities of Parent or any of its Subsidiaries under the Securities Act or under any state securities law and has not granted registration rights to any person or entity, except to the Company Shareholder in connection with this Agreement.

                  (b) Merger Sub's authorized capital stock consists solely of 1500 shares of common stock, no par value per share ("Merger Sub Common Stock"), of which, as of the date hereof, 500 shares are issued and outstanding and none are reserved for issuance. As of the date hereof, all of the outstanding shares of Merger Sub Common Stock are owned free and clear of any liens, claims or encumbrances by Parent.

                  (c) Parent is the sole record and beneficial owner of all the outstanding securities of each of its Subsidiaries. There are no outstanding subscriptions, options, warrants, calls, commitments, agreements, or obligations of any character calling for the purchase, redemption or issuance of any equity securities of any Subsidiary, nor are there outstanding any securities which are convertible into or exchangeable for any equity securities of any Subsidiary, and neither Parent nor any Subsidiary has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of any Subsidiaries or their predecessors.

         4.4 Subsidiaries. Section 4.4 of the Parent Disclosure Schedule sets forth a list of all of Parent's subsidiaries (each a "Subsidiary" and together the "Subsidiaries"). Parent owns directly all of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions) of each of such Subsidiaries.

         4.5 Consents and Approvals. Neither the execution and delivery of this Agreement by Parent or Merger Sub nor the consummation of the transactions contemplated hereby will require any action or consent or approval of, or review by, or registration or filing by Parent or any of its affiliates with, any third party or any Governmental Entity, other than (i) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement, (ii) approval of this Agreement by the requisite vote of the shareholders of Parent, (iii) consents or approvals set forth in Section 4.5 to the Parent Disclosure Schedule, and (iv) those which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole or a Material Adverse Effect on the ability of the parties to consummate the transactions contemplated hereby.

         4.6 Financial Statements and SEC Documents. Since January 1, 1999, Parent has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, with amendments read together with underlying documents, are referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of Parent included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved and fairly and accurately present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as disclosed in such financial statements, Parent is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         4.7 Absence of Undisclosed Liabilities. Parent together with its Subsidiaries have no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those disclosed or reserved against in its audited balance sheet as of December 31, 1998 ("Parent Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Parent Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since the date of the Parent Balance Sheet Date and consistent with past practice, and (iv) those incurred in connection with the execution of this Agreement except as listed in Section 4.21 of the Parent Disclosure Schedules.

         4.8 Absence of Certain Changes. Since December 31, 1998, Parent and its Subsidiaries have conducted their business in the ordinary course consistent with past practice, and except for transactions contemplated or authorized hereby, there has not occurred (i) any purchase or other acquisition of, sale, lease, disposition, or other transfer of, or mortgage, pledge or subjection to any material encumbrance or lien on, any material asset, tangible or intangible, of Parent or its Subsidiaries, other than in the ordinary course of business;
(ii) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Parent Stock, or any split-up or other recapitalization in respect of Parent Stock, or any direct or indirect redemption, purchase or other acquisition by Parent of any shares of Parent Stock; (iii) any material contract entered into by Parent or any Subsidiary, other than in the ordinary course of business and as provided to the Company, or any termination of, or default under, any material contract to which Parent or any Subsidiary is a party or by which any of them is bound; (iv) any amendment or change to the Articles of Incorporation or Bylaws of Parent or any Subsidiary; (v) any increase in or modification of the compensation or benefits payable or to become payable by Parent or any Subsidiary to any of their directors or employees, except ordinary increases or bonuses payable in the ordinary course; (vi) any issuance, transfer, sale or pledge by Parent or any subsidiary of any shares of Parent Stock or other securities or Parent or any Subsidiary or of any commitment, option, right or privilege under which Parent is or may become obligated to issue any shares of Parent Stock or other securities of Parent or any Subsidiary; (vii) any indebtedness for borrowed money incurred by Parent or any Subsidiary, except such as may have been incurred or entered into in the ordinary course of business not exceeding $50,000; (viii) any loan made or agreed to be made by Parent or any Subsidiary, nor has Parent or any Subsidiary become liable or agreed to become liable as a guarantor with respect to any loan; (ix) any waiver or compromise by Parent or any Subsidiary of any right or rights or any payment, direct or indirect, of any material debt, liability or other obligation, other than in the ordinary course of business; (x) any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets, other than in the ordinary course of business; (xi) any actual or, to the knowledge of Parent, threatened termination or loss of (a) any material contract, lease, license or other agreement to which Parent or any Subsidiary was or is a party, (b) any certificate, license or other authorization required for the continued operation by Parent or any Subsidiary of any portion of any of its business, or (c) termination or loss of any customer or other revenue source, which termination or loss could reasonably be expected to result in loss of revenues to Parent or any Subsidiary in excess of $100,000 per year; (xii) any resignation of employment of any key officer or employee of Parent or any Subsidiary; (xiii) any negotiation or agreement by Parent or any Subsidiary to do any of the things described in the preceding clauses (i) through (xii) (other than negotiations with the Company and the Company Shareholder and their representatives regarding the transactions contemplated by this Agreement); or (xiv) to Parent's knowledge, any other event or circumstance that will have or could reasonably be expected to have a Material Adverse Effect on Parent.

         4.9 Exemption from Registration. Assuming the accuracy of the representations by the Company Shareholder contained herein, the shares of Parent Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act by reason of
Section 4(2) thereof.

         4.10 Legal Proceedings. Except as disclosed in the Form 10-Q filed on May 20, 1999, there are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any Subsidiary or their properties, assets or business in which an unfavorable outcome, ruling or finding would have a Material Adverse Effect, and Parent is not aware of any facts which might result in or form the basis for any such action, suit or other proceeding or which would challenge the validity or propriety of the transactions contemplated by this Agreement. Neither Parent nor any Subsidiary is in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality which would have a Material Adverse Effect.

         4.11 Governmental Authorization; Compliance with Laws. Parent and its Subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity that is required for the operation of the business of Parent and its Subsidiaries (the "Parent Authorizations"), and all of such Parent Authorizations are in full force and effect, except where the failure to obtain or have any such Parent Authorizations could not reasonably be expected to have a Material Adverse Effect on Parent. To Parent's knowledge, Parent and the Subsidiaries are in material compliance with all applicable laws, statutes, orders, rules and regulations of any Governmental Entity relating to them, except where the failure to do so would not have a Material Adverse Effect.

         4.12 Title and Condition of Personal Property. Parent and its Subsidiaries have marketable title to all of the personal property owned by them, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character or claims thereto, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and would not reasonably be expected to have a Material Adverse Effect and (iii) liens securing debt which is reflected on the Parent Balance Sheet or listed in Section 4.21 of the Parent Disclosure Schedule. The property and equipment of Parent and the Subsidiaries that are used in the operations of their business are in all material respects in good operating condition and repair.

         4.13 Real and Leased Property. Neither Parent nor any Subsidiary owns any fee simple interest in real property. Section 4.13 of the Parent Disclosure Schedule sets forth a list of all real property leased or subleased by Parent or any Subsidiary (the "Parent Leased Property"). Parent has previously delivered to the Company a true and complete copy of all of the lease and sublease agreements, as amended to date (the "Parent Leases") relating to the Parent Leased Property. The Parent Leases are valid, binding and in full force and effect, all rent and other sums and charges payable thereunder are current, no notice of default or termination under any of the Parent Leases is outstanding, no termination event or condition or uncured default on the part of Parent or any Subsidiary exists under the Parent Leases, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition.

         4.14 Intellectual Property. Parent and its Subsidiaries own or license from another person all inventions, patents, patent rights, computer software, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and copyrights (collectively, the "Parent Intellectual Property") necessary for their business as presently conducted without any conflict with or infringement of the valid rights of others and the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of Parent or any Subsidiary, and neither Parent nor any Subsidiary has received any notice of infringement upon or conflict with the asserted rights of others. Section 4.14 of the Parent Disclosure Schedule contains a complete list of all such patents, patent rights, registered trademarks, registered service marks, registered copyrights, all agreements related to the foregoing, and all agreements pursuant to which Parent or any Subsidiary licenses Parent Intellectual Property from or to a third party (excluding "shrink wrap" license agreements relating solely to off the shelf software which is not material to the business of Parent or any Subsidiary and any hosting, distribution, reseller and other agreements entered into the ordinary course of business). All Parent Intellectual Property owned by Parent or any Subsidiary is owned free and clear of all liens, adverse claims, encumbrances, or restrictions, except for restrictions contained in the terms of the licenses listed in Section 4.14 of the Parent Disclosure Schedule. All Parent Intellectual Property licensed by Parent or any Subsidiary is the subject of a license agreement which is legal, valid, binding and enforceable and in full force and effect. The consummation of the transactions contemplated hereby will not result in the termination or impairment of Parent's or any Subsidiary's ownership of, or right to use, any Parent Intellectual Property. Parent and its Subsidiaries have a valuable body of trade secrets, including know-how, concepts, business plans, and other technical data (the "Parent Proprietary Information") relating to their business. Parent and its Subsidiaries have the right to use the Parent Proprietary Information free and clear of any rights, liens, encumbrances or claims of others. Parent is not aware, after reasonable investigation, that any of its or its Subsidiaries' employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of Parent and the Subsidiaries or that would conflict with the business of Parent and the Subsidiaries.

         4.15 Taxes. Parent and the Subsidiaries have duly and timely filed (including applicable extensions granted without penalty) all material Tax Returns required to be filed at or prior to the Effective Time, and such Tax Returns are true and correct in all material respects, except where failure to do so would not have a Material Adverse Effect, and Parent and the Subsidiaries have paid in full or made adequate provision in the consolidated financial statements of Parent (in accordance with GAAP) for all material Taxes shown to be due on such Tax Returns except where failure to do so would not have a Material Adverse Effect. As of the date hereof (i) neither Parent nor any Subsidiary has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, (ii) no claim for Taxes has become a lien against the property of Parent or any Subsidiary or is being asserted against Parent or any Subsidiary other than liens for Taxes not yet due and payable, (iii) no audit of any Tax Return of Parent or any Subsidiary is being conducted by a Tax authority, (iv) no extension of the statute of limitations on the assessment of any Taxes has been granted to Parent or any Subsidiary and is currently in effect, and (v) there is no agreement, contract or arrangement to which Parent or any Subsidiary is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G, 162 or 404 of the Code. Neither Parent nor any Subsidiary has not been nor will they be required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

         4.16  Environmental Matters.

                  (a) For purposes hereof, "Parent Facilities" shall mean all buildings and improvements located on any real property leased or subleased by Parent or any Subsidiary.

                  (b) (i) Neither Parent nor any Subsidiary has received notice (oral or written) of any noncompliance of the Parent Facilities or its past or present operations with Environmental and Safety Laws; (ii) no notices, administrative actions or suits are pending or, to Parent's knowledge, threatened relating to a violation of any Environmental and Safety Laws; (iii) Neither Parent nor any Subsidiary has been notified that it is a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act, or state analog statute, arising out of events occurring prior to the Closing Date; (iv) to Parent's knowledge, Parent's and the Subsidiaries' uses of and activities within the Facilities have at all times complied with all Environmental and Safety Laws; and (v) Parent and the Subsidiaries have all the permits and licenses required by Environmental and Safety Laws to be issued and are in full compliance with the terms and conditions of those permits.

         4.17 Major Customers. Section 4.17 of the Parent Disclosure Schedule sets forth a list of the top ten customers (by revenue generated from such customer) of Parent and the Subsidiaries considered together for the fiscal year ended December 31, 1998. There has been no termination or cancellation of any relationship with such customers.

         4.18 Employment Agreements. Section 4.18 of the Parent Disclosure Schedule contains the names, job descriptions and annual salary rates and other compensation of all officers, directors, employees and consultants of Parent and the Subsidiaries whose annual compensation exceeds $75,000. A list of all employee policies, employee manuals or other written statements of rules or policies as to working conditions, vacation and sick leave, and a complete copy of each has been made available to Parent. There are no employment, consulting, severance or indemnification arrangements, agreements or understandings between Parent or any Subsidiary and any officer, director, consultant or employee including, without limitation, any contracts to employ executive officers, any severance, change in control or similar arrangements with any officers, employees or agents of Parent or any Subsidiary that will result in any obligation (absolute or contingent) of Parent or any Subsidiary to make any payment to any officer, employee or agent of Parent or any Subsidiary following either the consummation of the transactions contemplated hereby, termination of employment, or both.

         4.19 Employee Benefit Plans. Section 4.19 of the Parent Disclosure Schedules set forth a complete and accurate list of all employee benefit plans of Parent or any Subsidiary. Parent and the Subsidiaries have complied in all material respects with all applicable federal and provincial laws relating to such plans.

         4.20 Labor Matters. (i) Neither Parent nor any Subsidiary is a party to or otherwise bound by any collective bargaining agreement or other labor union contract and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect Parent or any Subsidiary; (ii) to Parent's knowledge, there are no controversies, strikes, slowdowns, work stoppages or labor disturbances pending or threatened between Parent or any Subsidiary and any of their employees; (iii) there are no unfair labor practice complaints pending against Parent or any Subsidiary before the National Labor Relations Board or any other Governmental Entity or any current union representation questions involving employees of Parent or any Subsidiary; (iv) Parent and the Subsidiaries are is currently in material compliance with all applicable laws relating to the employment of labor, (v) to Parent's knowledge, there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to Parent or any Subsidiary; and (vi) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Entity in any jurisdiction in which Parent or any Subsidiary has employed or currently employs any person.

         4.21 Contracts and Commitments. Section 4.21 of the Parent Disclosure Schedule contains a complete and accurate list of all contracts and agreements (including, without limitation, oral and informal arrangements) of the following categories to which Parent or any Subsidiary is a party or by which any of them is bound as of the date of this Agreement (the "Parent Material Contracts").

                  (a) material manufacturing, distribution, franchise, license, sales, agency or advertising contracts;

                  (b) contracts involving payments to or by Parent or any Subsidiary in excess of $50,000 per year which are not cancelable (without material penalty, cost or other liability) within ninety (90) days, other than purchase orders made in the ordinary course of business consistent with past practice;

                  (c) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments proving for the lending of money, whether as borrower, lender or guarantor, in excess of $50,000;

                  (d) contracts (other than Parent Leases) containing covenants limiting the freedom of Parent or any Subsidiary to engage in any line of business or compete with any person or operate at any location;

                  (e) joint venture or partnership agreements or joint development or similar agreements;

                  (f) agreements, contracts or other arrangements with any current or former officer, director or employee of Parent or any Subsidiary or any affiliate of Parent or any Subsidiary;

                  (g)  leases or similar agreements with any person under which
(i) Parent or any Subsidiary is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or
(ii) Parent or any Subsidiary is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by Parent or any Subsidiary, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $50,000 and is not terminable by Parent or any Subsidiary by notice of not more than sixty (60) days for a cost of less than $10,000;

                  (h) material license, option or other agreements relating in whole or in part to the Parent Intellectual Property described in Section 4.14;

                  (i) contracts or other instruments under which (i) any person has directly or indirectly guaranteed indebtedness, liabilities or obligations of Parent or any Subsidiary or (ii) Parent or any Subsidiary has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

                  (j) contracts or other instruments under which Parent or any Subsidiary has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person involving aggregate payments in excess of $50,000;

                  (k) mortgages, pledges, security agreements, deeds of trust or other instruments granting a lien or other encumbrance upon any property of Parent or any Subsidiary;

                  (l) agreements or instruments involving aggregate payments in excess of $50,000 providing for indemnification of any person with respect to liabilities relating to any current or former business of Parent or any Subsidiary, or any predecessor entity;

                  (m) contracts for the acquisition, sale or lease of any assets or capital stock or other ownership interests outside the ordinary course of business or involving aggregate payments in excess of $50,000 or to effect any merger of Parent or any Subsidiary; and

                  (n) any exclusive retainer agreement or arrangement with attorneys, accountants, actuaries, appraisers, investment bankers or other professional advisors.

         4.22 Absence of Breaches or Defaults. Neither Parent nor any Subsidiary is and, to the knowledge of Parent, no other party is, in default under, or in breach or violation of, any Parent Material Contract and, to the knowledge of Parent, no event has occurred which, with the giving of notice or passage of time or both would constitute a default under any Parent Material Contact, except for defaults, breaches, violations or events which, individually or in the aggregate, would not have a Material Adverse Effect on Parent. Each Parent Material Contract is valid, binding and enforceable (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law)) and is in full force and effect, and assuming all consents required by the terms thereof or applicable law have been obtained, such Parent Material Contracts will continue to be valid, binding and enforceable and in full force and effect immediately following the consummation of the transactions contemplated hereby, in each case except where the failure to be valid, binding, enforceable and in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect on Parent. No event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the holder of any indebtedness for borrowed money affecting Parent or any

Subsidiary (except for the execution or consummation of this Agreement) to accelerate, or which does accelerate, the maturity of any indebtedness affecting Parent or any Subsidiary.

         4.23 Insurance. Section 4.23 of the Parent Disclosure Schedule sets forth a true and complete list of all insurance policies providing insurance coverage of any nature to Parent or any Subsidiary. Such policies are sufficient for compliance by Parent and the Subsidiaries with all requirements of law and all material agreements to which Parent or any Subsidiary is a party or by which any of their assets are bound. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and Parent and the Subsidiaries have complied with all material terms and conditions of such policies, including premium payments. None of the insurance carriers has indicated to Parent or any Subsidiary an intention to cancel any such policy. Neither Parent not any Subsidiary has any claim pending against any of the insurance carriers under any of such policies.

         4.24 Minute Books. The minute books of Parent and its Subsidiaries made available to the Company contain a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of such entities through the date of this Agreement, and reflect all transactions referred to in such minutes accurately.

         4.25 Representations Complete. None of the representations or warranties made by Parent or Merger Sub herein or in any Schedule hereto, including the Parent Disclosure Schedule, or certificate furnished by the Parent pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE V
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

         5.1 Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the written consent of Parent, the Company shall carry on its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as previously disclosed by the Company to Parent in writing or as otherwise contemplated by this Agreement or consented to in writing by Parent, the Company shall not:

                  (a) declare or pay any dividends on, or make other distributions in respect of, any shares of Company Stock, except for a dividend equivalent to the federal and state income tax in respect of income earned by the Company from the beginning of the current fiscal year through the Closing;

                  (b) (i) repurchase, redeem or otherwise acquire any shares of Company Stock, or any securities convertible into or exercisable for any shares of Company Stock, (ii) split, combine or reclassify any shares of Company Stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Stock, or (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares;

                  (c)  amend its Articles of Incorporation or Bylaws;

                  (d) make any capital expenditures in excess of $50,000 other than those which are made in the ordinary course of business or are necessary to maintain existing assets in good repair;

                  (e) enter into any new line of business, except as contemplated hereby;

                  (f) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to the Company;

                  (g) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger not being satisfied;

                  (h) make a material change in its methods of accounting in effect at December 31, 1998, except as required by changes in GAAP or as concurred with by the Company's independent auditors;

                  (i) (i) except as required by applicable law or as required to maintain qualification pursuant to the Code, adopt, amend, or terminate any employee benefit plan or any agreement, arrangement, plan or policy between the Company and one or more of its current or former directors, officers or employees, or (ii) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee;

                  (j) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

                  (k) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

                  (l) other than (i) agreements in the ordinary course of business that do not require payments by the Company in excess of $100,000 per year per individual agreement or an aggregate of $300,000 per year for all such agreements and (ii) agreements not in the ordinary course of business that do not require payments by the Company in excess of $50,000 per year per individual agreement or an aggregate of $200,000 per year for all such agreements, create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which the Company is a party or by which the Company or its properties are bound; or

                  (m)  agree to do any of the foregoing.

         5.2 Filings. Company Shareholder agrees to make all filings necessary under Section 13(d) of the Securities Exchange Act of 1934, as amended, in a timely manner as required by law, and will, prior to closing, cause the Company to deliver, at Parent's expense, audited financial statements for the periods ended December 31, 1997 and 1998, accompanied by the report of Ernst & Young LLP.

         5.3 Covenants of Parent. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of the Company, Parent and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as previously disclosed by Parent to the Company in writing or as otherwise contemplated by this Agreement or consented to in writing by the Company, Parent shall not, and shall not permit any of its Subsidiaries to:

                  (a) declare or pay any dividends on, or make other distributions in respect of, any shares of Parent Stock;

                  (b) except as set forth in Schedule 5.3, (i) repurchase for the redemption of certain convertible debentures issued to Thomas Kernaghan & Co., Ltd. by Parent in accordance with the Letter Agreement dated April 26, 1999, and redeem or otherwise acquire any shares of Parent Stock, or any securities convertible into or exercisable for any shares of Parent Stock, (ii) split, combine or reclassify any shares of Parent Stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent Stock, or (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares;

                  (c)  amend its Articles of Incorporation or Bylaws;

                  (d) make any capital expenditures in excess of $50,000 other than those which are made in the ordinary course of business or are necessary to maintain existing assets in good repair;

                  (e) enter into any new line of business, except as contemplated hereby or in the Form 10-K;

                  (f) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to Parent;

                  (g) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger not being satisfied;

                  (h) make a material change in its methods of accounting in effect at December 31, 1998, except as required by changes in GAAP or as concurred with by Parent's independent auditors;

                  (i) (i) except as required by applicable law or as required to maintain qualification pursuant to the Code, adopt, amend, or terminate any employee benefit plan or any agreement, arrangement, plan or policy between Parent and one or more of its current or former directors, officers or employees, or (ii) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee;

                  (j) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

                  (k) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

                  (l) other than (i) agreements in the ordinary course of business that do not require payments by Parent in excess of $100,000 per year per individual agreement or an aggregate of $300,000 per year for all such agreements and (ii) agreements not in the ordinary course of business that do not require payments by Parent in excess of $50,000 per year per individual agreement or an aggregate of $200,000 per year for all such agreements, create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which Parent is a party or by which Parent or its properties are bound; or

                  (m)  agree to do any of the foregoing.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS.

         6.1 Preparation of Proxy Statement. As promptly as practicable after the execution of this Agreement, Parent shall prepare and file with the SEC a proxy statement (together with all amendments thereto "Proxy Statement") for use in connection with the Special Meeting (as defined below). Parent shall prepare the Proxy Statement in compliance with applicable federal and state securities laws and with the applicable provisions of Colorado law. As promptly as practicable after the preparation of the Proxy Statement and the completion of the SEC's review, if any, of such Proxy Statement, the Proxy Statement shall be mailed to the shareholders of Parent. None of the information supplied in the Proxy Statement shall, at the date it or any amendments or supplements thereto are mailed to the shareholders in connection with the Special Meeting, at the time of the Special Meeting, or at the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Company and Company Shareholder shall cooperate with Parent and provide any information required for the Proxy Statement or any other necessary securities filings.

         6.2 Shareholders' Meeting. As promptly as practicable after the date hereof, Parent shall call and hold a special meeting of its shareholders for the purpose of approving this Agreement and the transactions contemplated hereby (the "Special Meeting"). Parent shall use its best efforts to solicit from its shareholders proxies in favor of the approval of this Agreement and the transactions contemplated hereby pursuant to the Proxy Statement.

         6.3  Access to Information.

                  (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of the Company and Parent shall afford to the other and their respective officers, employees, accountants, counsel and other representatives, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, customers, suppliers, officers, employees, accountants, counsel and other representatives and, during such period. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  (b) Each party hereto agrees to, and shall cause its employees, agents, directors, advisors and representatives to, (i) treat and hold as confidential and not disclose to any person, firm, corporation, association or other entity for any purpose or reason whatsoever all information relating to trade secrets, processes, patent or trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, operations methods, business development techniques, business acquisition plans, new personnel acquisition plans and any other confidential information with respect to the business of the other party, (ii) in the event that it or any of its employees, agents, advisors, directors or representatives becomes legally compelled to disclose any such information, provide the other party with prompt written notice of such requirement so that such party may seek a protective order or other remedy or waive compliance with this Section 6.3(b), and (iii) in the event that such protective order or other remedy is not obtained, or the other party waives compliance with this Section 6.3(b), furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information; provided, however, that this Section shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by either party, their respective agents, representatives, employees, advisors, or directors. The parties agree and acknowledge that remedies at law for any breach of their obligations under this Section are inadequate and that in addition thereto the non-breaching party shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach, without the necessity of demonstrating the inadequacy of money damages.

         6.4 Public Disclosure. Unless otherwise permitted by this Agreement, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law.

         6.5 Compliance with Securities Laws. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Stock in connection with the Merger.

         6.6 Board Representation; Appointment of Certain Officers. Promptly following the Effective Time, consistent with applicable law and its Bylaws, the Board of Directors of Parent shall (i) increase the number of members of its Board of Directors by one and elect one designee nominated by the Company Shareholder to fill such vacancies, to serve as such until the next annual meeting of Parent shareholders or such time as their successors shall have been duly elected or appointed and qualified, and (ii) appoint Glen C. Holmes as President of Parent.

         6.7 Solicitation. Prior to the earlier of (i) the Closing Date, (ii) October 15, 1999, or (iii) December 15, 1999 in the event that Parent has exercised its option set out in Section 2.3, each of the Company and the Company Shareholder shall not, directly or indirectly, in any way solicit, initiate contact with, or enter into or conduct any discussions or negotiations, or enter into any agreements, whether written or oral, with any other firm, entity or individual, with respect to the sale of the stock or assets or the merger or other business combination of the Company with any other entity. Each of the Company and the Company Shareholder shall, if it is the recipient of such an offer, immediately notify Parent of such event and the details of such offer.

         6.8 Best Efforts and Further Assurances. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                                  ARTICLE VII
                              CONDITIONS PRECEDENT

         7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Shareholder Approval. Parent shall have obtained the requisite approval of this Agreement and the transactions contemplated hereby by its shareholders.

                  (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

                  (c) Governmental Approval. All approvals, waivers and consents from each Governmental Entity necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby shall have been obtained.

                  (d) Registration Rights Agreement. Parent and the Company Shareholder shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit C.

                  (e) Financing. Parent shall have obtained financing for the transactions contemplated hereby on terms satisfactory to Parent and Company Shareholder.

         7.2 Conditions to Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction or waiver by Parent and Merger Sub at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to that effect.

                  (b) Performance of Obligations of the Company. The Company and the Company Shareholder shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to that effect.

                  (c) No Material Adverse Changes. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of the Company, taken as a whole.

                  (d) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger set forth on Section 3.4 of the Company Disclosure Schedule.

                  (e) Employment Agreements. Glen C. Holmes and Roger J. Gallego shall have entered into employment agreements with Parent in the form and attached hereto as Exhibit F.

                  (f) Legal Opinion. Company shall have caused a legal opinion from Brobeck Phleger & Harrison LLP, counsel to the Company, to be delivered to Parent in substantially the form attached hereto as Exhibit D.

                  (g) Encumbrance. Company and Company Shareholder shall have caused any encumbrances on the Company Stock (and assets of the Company, insofar as any such encumbrance secures debt of any person other than that of the Company, which may, at Parent's option be offset against the Merger Consideration at Closing) to have been removed, vacated or discharged on or prior to the Closing Date.

                  (h) Closing Deliveries. In addition to any other instruments and documents required to be delivered by Company and Company Shareholder pursuant to this agreement, Company and/or Company Shareholder shall have delivered to Parent on or before the Closing Date such certificates, instruments and documentation as are reasonably required in the opinion of Parent's counsel to complete the transactions contemplated herein.

         7.3 Conditions to the Obligations of Company and Company Shareholder. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. The Company shall have received a certificate signed (i) on behalf of Parent by its Chief Executive Officer and Chief Financial Officer and (ii) on behalf of Merger Sub by its President, in each case to the foregoing effect.

                  (b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed (i) on behalf of Parent by its Chief Executive Officer and Chief Financial Officer and (ii) on behalf of Merger Sub by its President, in each case to such effect.

                  (c) No Material Adverse Changes. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of Parent and its Subsidiaries, taken as a whole.

                  (d) Legal Opinion. Company shall have received a legal opinion from Jeffer, Mangels, Butler & Marmaro LLP, counsel to the Parent, in substantially the form attached hereto as Exhibit E.

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

         8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company:

                  (a) by mutual consent of the Company, Parent and Merger Sub in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

                  (b) by either Parent or the Company if the Merger shall not have been consummated on or before December 15, 1999;

                  (c) by either Parent or the Company if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within thirty (30) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing and which breach shall constitute a Material Adverse Effect;

                  (d) by either Parent or the Company if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty (30) days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing and which breach shall constitute a Material Adverse Effect.

         8.2  Effect of Termination.

                  (a) In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.1, this Agreement shall forthwith become void and have no effect except that (i) Sections 6.3(b), 6.4 and 10.3 shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                  (b)  In the event this Agreement is terminated:

                       (i)    by Parent pursuant to Section 8.1(c) or (d);

                       (ii) or by Parent or the Company as a result of the Company's failure to approve the financing arrangements as provided by Section 7.1(e);

                       (iii) by Parent as a result of an order of the type contemplated in Section 7.1(b) against the Company or Company Shareholder;

                       (iv) by Parent as a result of nonperformance by the Company and Company Shareholder of their obligations as set out in Section 7.2(b) but only in the event that such nonperformance constitutes a Material Adverse Effect, or Section 7.2(e);

                       (v)    by Parent in the event of a Material Adverse
Change;

                       (vi) by Company or Company Shareholder other than pursuant to Section 8.1(c) or (d), or Section 7.3(c),

the Company Shareholder shall promptly return the Deposit to Parent.

         In the event this Agreement is terminated for any other reason, the Company Shareholder shall retain the Deposit. Notwithstanding any provision hereof, the Company Shareholder may retain $500,000 of such Deposit if terminated prior to October 15, 1999 or $1.5 million if terminated after October 15, 1999 unless the Agreement is terminated in accordance with paragraph 8.2(b)(vi) hereof, or in the event that Parent terminates as a result of a fraudulent misrepresentation made by Company or Company Shareholder, and (ii) such Deposit shall be refunded in the event that Company Shareholder fails to deliver title to the Company Stock at Closing free and clear of liens, claims and encumbrances.

         8.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Parent. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto

         8.4 Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto, by action taken or authorized by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX
                        INDEMNIFICATION AND ESCROW FUND

         9.1 Indemnity. The Company Shareholder shall indemnify, defend, protect and hold harmless Parent and its successors and assigns, subsidiaries, directors, officers, employees, agents and affiliates (each a "Parent Indemnified Person"), at all times from and after the date of this Agreement (subject to any limitations provided in this Article IX) against all losses, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses ("Losses") (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation ("Legal Expenses")) based upon, resulting from or arising out of (i) any inaccuracy or breach of any representation, or warranty of the Company or the Company Shareholder contained in this Agreement, and (ii) the breach by the Company or the Company Shareholder of, or the failure by the Company or the Company Shareholder to observe, any of its covenants or other agreements contained in this Agreement.

                  (b) Parent shall indemnify, defend, protect and hold harmless the Company Shareholder and its trustees, agents, successors and assigns (the "Shareholder Indemnified Person") at all times from and after the date of this Agreement (subject to any limitations set forth in this Article IX) against all Losses (including specifically, but without limitation, Legal Expenses) based upon, resulting from or arising out of (i) any inaccuracy or breach of any representation or warranty of Parent contained in this Agreement, (ii) the breach by Parent of, or the failure by Parent to observe, any of its covenants or other agreements contained in or made pursuant to this Agreement, or (iii) any guaranty by Company Shareholder of any corporate obligation of the Company.

         9.2  Indemnification Procedures.

                  (a) Promptly after receipt by any person entitled to indemnification under Section 9.1 (an "indemnified party") of notice of the commencement of any action, suit or proceeding by a person not a party to this Agreement in respect of which the indemnified party will seek indemnification hereunder (a "Third Party Action"), the indemnified party shall notify the person that is obligated to provide such indemnification (the "indemnifying party") thereof in writing, but any failure to so notify the indemnifying party shall not relieve it from any liability that it may have to the indemnified party under Section 9.1, except to the extent that the indemnifying party is prejudiced by the failure to give such notice. The indemnifying party shall be entitled to participate in the defense of such Third Party Action and to assume control of such defense (including settlement of such Third Party Action) with counsel reasonably satisfactory to such indemnified party; provided, however, that:

                  (i) the indemnified party shall be entitled to participate in the defense of such Third Party Action and to employ counsel at its own expense (which shall not constitute Legal Expenses for purposes of this Agreement) to assist in the handling of such Third Party Action;

                  (ii) the indemnifying party shall obtain the prior written approval of the indemnified party before entering into any settlement of such Third Party Action or ceasing to defend against such Third Party Action, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the indemnified party or the indemnified party would be adversely affected thereby;

                  (iii) no indemnifying party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each indemnified party of a release from all liability in respect of such Third Party Action; and

                  (iv) the indemnifying party shall not be entitled to control the defense of any Third Party Action unless the indemnifying party confirms in writing its assumption of such defense and continues to pursue the defense reasonably and in good faith. After written notice by the indemnifying party to the indemnified party of its election to assume control of the defense of any such Third Party Action in accordance with the foregoing, (i) the indemnifying party shall not be liable to such indemnified party hereunder for any Legal Expenses subsequently incurred by such indemnified party attributable to defending against such Third Party Action, and (ii) as long as the indemnifying party is reasonably contesting such Third Party Action in good faith, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge the claim underlying, such Third Party Action without the indemnifying party's prior written consent. If the indemnifying party does not assume control of the defense of such Third Party Action in accordance with this Section 9.2, the indemnified party shall have the right to defend and/or settle such Third Party Action in such manner as it may deem appropriate at the cost and expense of the indemnifying party, and the indemnifying party will promptly reimburse the indemnified party therefor in accordance with this Section 9.2. The reimbursement of fees, costs and expenses required by this Section 9.2 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

                  (b) If an indemnified party has actual knowledge of any facts or circumstances other than the commencement of a Third Party Action which cause in good faith it to believe that it is entitled to indemnification under this
Article IX then such indemnified party shall promptly give the indemnifying party notice thereof in writing, but any failure to so notify the indemnifying party shall not relieve it from any liability that it may have to the indemnified party under Section 9.1, as the case may be, except to the extent that the indemnifying party is prejudiced by the failure to give such notice.

         9.3  Limitations and Payment of Claims.

                  (a) The right of indemnification or other claim against Parent or the Company Shareholder with respect to each representation, warranty, covenant and agreement contained in this Agreement shall terminate on the date (the "Survival Date") occurring on (i) the thirtieth day after the expiration of the applicable statute of limitations (or extensions or waivers thereof) relating to the representations, warranties, covenants and agreements set forth in Sections 3.8, 3.9, 3.13, 4.2, 4.10, 4.11 and 4.15, and (ii) the first anniversary of the Closing Date with respect to all other representations, warranties, covenants and agreements contained in this Agreement, except in so far as a claim has been asserted by either party and not been resolved prior to expiration of the applicable periods set forth in item (i) or (ii) above.

                  (b) The Company Shareholder shall not be liable to any Parent Indemnified Person for any claim under this Agreement unless the aggregate of Losses suffered by all Parent Indemnified Persons considered together exceeds $250,000, and then only to the extent of such excess. Parent shall not be liable to any Shareholder Indemnified Person for any claim under this Agreement unless the aggregate of Losses suffered by all Shareholder Indemnified Persons considered together exceeds $250,000, and then only to the extent of such excess.

                  (c) All amounts owed by the Company Shareholder to a Parent Indemnified Person under this Article IX may be paid, at the election of the Company Shareholder, either in (i) cash or (ii) shares of Parent Stock. All amounts owed by Parent to a Shareholder Indemnified Person under this Article IX shall be paid in shares of Parent Stock. Any shares of Parent Stock issued, surrendered or transferred as payment of amounts owed pursuant to this Article IX shall be valued at the average of the closing sale prices (or last bid prices if no closing sale prices are reported) of Parent Stock as reported on the NASD OTC Bulletin Board (or on such other exchange or quotation system as the Parent Stock may be traded at such time) for the ten (10) trading days immediately preceding the date such payment is required to be made.

                                   ARTICLE X
                               GENERAL PROVISIONS

         10.1 Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties made in this Agreement shall survive the Closing and shall terminate on the dates that the right to indemnification under such representations, warranties, covenants or agreements terminates as provided in Section 9.1, and they shall not be affected in any respect by any examination or investigation conducted by or on behalf of the parties hereto and any information which any party may receive pursuant to the schedules hereto or otherwise.

         10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, 24 hours after sent by facsimile (with confirmation), 3 days after mailed by registered or certified mail (return receipt requested) or 1 day after sent by a nationally recognized overnight courier (next day delivery) (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                       (a)     if to Company, to:

                               Micro Visions
                               6 Morgan, Suite 100
                               Irvine, CA 92618
                               Fax: [removed]
                               Attention: Glen C. Holmes

                               with a copy to:

                               Brobeck, Phleger & Harrison LLP
                               38 Technology Drive
                               Irvine, CA  92618
                               Fax: [removed]
                               Attention: Patrick Arrington, Esq.

                        (b)    if to Parent, to:

                               Futurelink Distribution Corp.
                               300-250-6 Avenue SW
                               Calgary, Alberta
                               T2P 3H7
                               Fax: [removed]
                               Attention: Raghu Kilambi

                               with a copy to

                               Morrison Brown Sosnovitch
                               1 Toronto Street, Suite 910
                               Toronto, Ontario
                               M5C 2V6
                               Fax: [removed]
                               Attention: Kevin Gallagher, Esq.

                              Jeffer, Mangels, Butler & Marmaro LLP
                              2121 Avenue of the Stars, Tenth Floor
                              Los Angeles, CA  90067-1500
                              Fax: [removed]
                              Attention: Jeffrey E. Sultan, Esq.

                       (c)    if to the Company Shareholder, to:

                              Glen C. Holmes
                              [removed]

                              with a copy to:

                              Brobeck, Phleger & Harrison LLP
                              38 Technology Drive
                              Irvine, CA  92618
                              Fax: [removed]
                              Attention: Patrick Arrington, Esq.

         10.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES OTHER THAN THOSE DIRECTING CALIFORNIA
LAW).

         10.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party.

         10.5 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than
Section 6.3, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

         10.6 Expenses. All costs and expenses incurred by Parent in connection with this Agreement and the transactions contemplated hereby shall be paid by Parent. All costs and expenses incurred by the Company or the Company Shareholder in connection with this Agreement and the transactions contemplated hereby shall be paid by Company Shareholder except for $20,000 which may be paid by Company.

         10.7 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.8 Entire Agreement. This Agreement (including the Exhibits, Schedules, the Parent Disclosure Schedule and the Company Disclosure Schedule) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         10.9 Knowledge. The term "knowledge" shall mean, as it relates to the Company, the knowledge of the President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary or any director of the Company. The term "knowledge" shall mean, as it relates to Parent and Merger Sub, the knowledge of the President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary or any director of Parent, Merger Sub and the Subsidiaries. The term "knowledge" shall mean, as it relates to the Company Shareholder, the knowledge of the trustee(s) of the Company Shareholder.

         10.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Reorganization and Merger as of the date first written above.

                                      PARENT

                                      FUTURELINK DISTRIBUTION CORP.


                                      By: [signed: R. Kilambi]
                                          --------------------------------------
                                          Name: [R. Kilambi]
                                          Title: [CFO]


                                      MERGER SUB

                                      FUTURELINK CALIFORNIA ACQUISITION CORP.


                                      By: [signed: R. Kilambi]
                                          --------------------------------------
                                          Name: [R. Kilambi]
                                          Title: [CFO]

                                      COMPANY

                                      EXECUTIVE LAN MANAGEMENT, INC.


                                      By: [signed: Glen C. Holmes]
                                          --------------------------------------
                                          Name: [Glen C. Holmes]
                                          Title: [President, CEO]



                      (signatures continued on next page)

                                      COMPANY SHAREHOLDER

                                      HOLMES TRUST


                                      By: [signed: Glen C. Holmes]
                                          --------------------------------------
                                          Name: [Glen C. Holmes]
                                          Title: [Trustee]


                                      GLEN C. HOLMES


                                      [signed: Glen C. Holmes]
                                      ------------------------------------------


                                      CHRISTINE M. HOLMES


                                      [signed: Christine M. Holmes]
                                      ------------------------------------------